EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2024 Third Quarter and YTD

Jacksonville, FL, August 14, 2024 /Accesswire/ – GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company”, “GEE Group”, “us”, “our”, or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2024 third quarter and year-to-date results for the period ended June 30, 2024. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

2024 Third Quarter and YTD Highlights

•	Consolidated revenues for the three and nine-month periods ended June 30, 2024 were $29.5 million and $88.1 million, down 23% and 25%, respectively, over the comparable fiscal 2023 periods. The decrease in consolidated revenues was mainly attributable to a decline in demand for the Company’s services resulting in fewer job orders combined with lay-offs and hiring freezes put in place by companies due to the continuation of macroeconomic weakness including the possibility of a recession, persistent inflation, interest rate volatility, layoffs in the information technology sector and geopolitical instability. These factors have consistently and negatively impacted the Company’s results through the nine months ended June 30, 2024.

•	Contract staffing services revenues for the three and nine-month periods ended June 30, 2024 were $26.2 million and $79.3 million, down 21% and 22%, respectively, over the comparable fiscal 2023 periods. Contract staffing services increased $0.6 million, or 3% sequentially, as compared with the immediately preceding quarter ended March 31, 2024. Industrial contract services revenues for the three and nine-month periods ended June 30, 2024 were $2.4 million and $7.4 million, down 24% and 27%, respectively, over the comparable fiscal 2023 periods. Industrial contract services revenue decreased $50 thousand, or 2% sequentially, as compared with the immediately preceding quarter ended March 31, 2024. These decreases were driven by the factors outlined above which resulted in decreases in the hiring of contingent labor coupled with the difficulty in filling existing job orders due to a shortage of available qualified temporary labor.

•	Direct hire placement revenues for the three and nine-months ended June 30, 2024 were $3.3 million and $8.8 million, respectively, as compared with $5.2 million and $15.8 million for the comparable fiscal 2023 periods. Direct hire placement opportunities are highly cyclical, tending to rise during the midpoint and latter stages of an economic recovery and lead the decline in hiring during the initial phase of an economic slowdown and possible recession. Similar contract and direct hire services performance challenges as those experienced by the Company are also being experienced in the broader U.S. staffing industry.

•	Gross profits and gross margins were $9.6 million, and 32.6%, and $28.1 million, and 31.9%, for the three and nine-month periods ended June 30, 2024, respectively, as compared with $13.7 million, and 35.8%, and $41.3 million, and 34.9%, respectively, for the comparable fiscal 2023 periods. The decreases in gross profit and gross margin are mainly attributable to lower revenue for the 2024 periods including the relative mix of direct hire revenue to total revenue, which has 100% gross margin. Increases in contractor pay and other employment costs associated with inflation have resulted in some spread compression within the Professional Services and Industrial Segments during the nine-month period ended June 30, 2024. GEE Group’s current gross margin percentages remain relatively competitive, as compared with its peer group.

•	Selling, general and administrative expenses (“SG&A”) for the three and nine-month periods ended June 30, 2024, were $10.2 million and $30.8 million, down 13% and 15%, respectively, over the comparable fiscal 2023 periods. SG&A for the three and nine-month periods ended June 30, 2024, as a percentage of revenues, were 34.6% and 35.0%, respectively, as compared to 30.8% and 30.7% for the comparable fiscal 2023 periods. The increases in SG&A expenses as a percentage of revenues for the fiscal 2024 periods was mainly attributable to the declines in revenues in relation to the level of fixed SG&A expenses, including fixed personnel-related expenses, occupancy costs, and costs associated with job boards and applicant tracking systems. Management began taking actions to streamline operations and, in the process, reduce or eliminate $3.0 million of our annual SG&A expenses. The initial $1.6 million of these savings comprised of personnel, occupancy and job board-related costs and expenses have been implemented and will be followed by another round of approximately $1.4 million in expense reduction shortly. The benefits from these cost reductions will be partially realized in the 2024 fiscal fourth quarter and fully realized in the 2025 fiscal year.

•	Adjusted EBITDA (a non-GAAP financial measure) for the three and nine-month periods ended June 30, 2024, was negative $(0.4) million and negative $(1.2) million, respectively, as compared with $2.1 million and $5.8 million, respectively, for the comparable fiscal 2023 periods. As discussed above, adverse market conditions for the staffing industry resulting in fewer job orders and lower revenue generation for the Company, wage inflation and other cost increases were the primary drivers of the declines in adjusted EBITDA during the three-month and nine-month periods ended June 30, 2024, compared with the comparable prior periods. Adjusted EBITDA for the three months ended June 30, 2024, improved $200 thousand as compared with the immediately preceding quarter ended March 31, 2024. Reconciliations of net income (loss) to non-GAAP Adjusted EBITDA are attached hereto.

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•	Net income (loss) for the three and nine-month periods ended June 30, 2024, was $(19.3) million, or $(0.18) per diluted share, and $(21.8) million, or $(0.20) per diluted share, respectively, as compared with net income of $7.9 million, or $0.07 per diluted share, and $9.2 million, or $0.08 per diluted share for the three and nine-month periods ended June 30, 2023, respectively. These decreases are primarily the result of non-cash impairment charges of $20.5 million taken during the three-months ended June 30, 2024, decreases in job orders and revenues during 2024, as discussed above, and the reduction of our former Deferred Tax Asset (“DTA”) valuation allowance by $6.9 million during the quarter ended June 30, 2023.

•	Adjusted net income (loss) (a non-GAAP financial measure) for the three and nine-month periods ended June 30, 2024, was $(3.8) million and $(5.4) million, respectively, as compared with net income of $8.1 million and $10.0 million, for the three and nine-month periods ended June 30, 2023, respectively. Adjusted net income does not include the effects of the non-cash impairment charges and, therefore, the decreases are primarily the result of decreases in job orders and revenues during 2024, as discussed above, and the reduction of our former DTA valuation allowance by $6.9 million during the quarter ended June 30, 2023.

•	Negative free cash flow (a non-GAAP financial measure) for the nine-months ended June 30, 2024 was $(1.2) million as compared with $2.5 million for the comparable fiscal 2023 period. Reconciliations of cash flow from operating activities to non-GAAP free cash flow are attached hereto.

•	As of June 30, 2024, cash balance of $19.6 million, borrowing availability under GEE Group’s bank ABL credit facility was $8.7 million which remains undrawn and net working capital of $26.9 million. As of June 30, 2024, current ratio of 4.1, shareholders’ equity of $86.3 million, and zero long term debt.

•	Net book value per share and net tangible book value per share were $0.79 and $0.36, respectively, as of June 30, 2024. The non-cash impairment charges incurred during the quarter and year-to-date were the main drivers of the decline in the Company’s net book value since September 30, 2023, however, had no effect on the Company’s cash position, tangible assets, net working capital or net tangible book value

GEE Group Inc. will hold an investor webcast/conference call on Thursday, August 15, 2024 at 11a.m. EDT to review and discuss the June 30, 2024 fiscal third quarter and YTD results. The Company’s prepared remarks will be posted on its website www.geegroup.com prior to the call.

Investor Conference Call/Webcast Information:

The investor conference call will be webcast, and you should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

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Audience Event Link:

https://eve https.//event.webcasts.com/starthere.jsp?ei=1682288&tp_key=fced0eec9a_

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are in the midst of a very difficult macroeconomic environment that has severely impacted client demand for the use of contingent labor and permanent hires. These conditions have negatively impacted the number of job orders received and the number of qualified candidates available to fill orders for placements across substantially all of our lines of business. Likewise, the U.S. Staffing Industry, as a whole, has experienced declines in overall volume and financial performance and the outlook is mixed as to when these conditions may be expected to definitively subside. We are hopeful for improvement in the demand environment to begin soon. Thus, we are taking actions to prudently manage our Company so that we are fully prepared for an eventual recovery.  At the same time, we are closely monitoring business activity and remain prepared to move aggressively and take more costs out should present conditions worsen in the near-term or promise to continue for an extended period. Underpinning all our efforts are our people, who are the best in the business at identifying, recruiting and placing the optimal talent to meet our clients' unique and ever-evolving needs, even through economic challenges.”

Mr. Dewan added, “GEE Group continues to have substantial liquidity resources in terms of cash and borrowing capacity. We are following through with and implementing the strategic initiatives set forth by the M&A Committee of our Board of Directors, and based on the recommendations of DC Advisory. These include making prudent investments to fuel both organic and acquisition growth. Evaluation of alternative uses of GEE Group's capital is and will always be an on-going priority and any decisions regarding its deployment will be made with the objective of maximizing shareholder value.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2024 fiscal third quarter and YTD highlights and results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Quarterly Report on Form 10-Q, and its most recent Annual Report on Form 10-K, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information included herein include the use of non-GAAP financial measures and related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S GAAP”) to the non-GAAP financial information also are presented herein. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, which are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements Safe Harbor" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including adjusted net income (loss), EBITDA, adjusted EBITDA, and free cash flow. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

Non-GAAP adjusted net income (loss) is defined as net income (loss) adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net income (loss). Non-GAAP free cash flow is defined as cash flows from operating activities, less capital expenditures.

Non-GAAP adjusted net income (loss), EBITDA, adjusted EBITDA, and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income (loss) reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of net income (loss) to non-GAAP adjusted net income (loss), net income (loss) to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and cash flows from operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Three Month Periods Ended June 30,
(In thousands)
	2024	2023
Net income (loss)	$(19,286)	$7,876
Non-cash stock compensation	149	176
Non-cash intangible assets impairment charges	5,209	-
Non-cash goodwill impairment charges	15,285	-
Severance agreements	33	-
Acquisition, integration & restructuring	13	21
Net tax effect (25.1%)	(5,193)	-
Non-GAAP adjusted net income (loss)	$(3,790)	$8,073

Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Nine Month Periods Ended June 30,
(In thousands)
	2024	2023
Net income (loss)	$(21,849)	$9,188
Non-cash stock compensation	459	676
Non-cash intangible assets impairment charges	5,209	-
Non-cash goodwill impairment charges	15,285	-
Severance agreements	333	-
Acquisition, integration & restructuring	708	130
Other losses (gains)	5	-
Net tax effect (25.1%)	(5,522)	-
Non-GAAP adjusted net income (loss)	$(5,372)	$9,994

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Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended June 30,
(In thousands)
	2024	2023
Net income (loss)	$(19,286)	$7,876
Interest expense	115	119
Interest income	(179)	(159)
Income taxes	(2,546)	(6,752)
Depreciation	74	96
Amortization	720	720
Non-cash intangible assets impairment charges	5,209	-
Non-cash goodwill impairment charges	15,285	-
Non-GAAP EBITDA	(608)	1,900
Non-cash stock compensation	149	176
Severance agreements	33	-
Acquisition, integration & restructuring	13	21
Non-GAAP adjusted EBITDA	$(413)	$2,097

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Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Nine Month Periods Ended June 30,
(In thousands)
	2024	2023
Net income (loss)	$(21,849)	$9,188
Interest expense	253	265
Interest income	(548)	(292)
Income taxes	(3,461)	(6,621)
Depreciation	235	295
Amortization	2,159	2,159
Non-cash intangible assets impairment charges	5,209	-
Non-cash goodwill impairment charges	15,285	-
Non-GAAP EBITDA	(2,717)	4,994
Non-cash stock compensation	459	676
Severance agreements	333	-
Acquisition, integration & restructuring	708	130
Other losses (gains)	5	-
Non-GAAP adjusted EBITDA	$(1,212)	$5,800

Reconciliation of Net Cash provided by Operating Activities to
Non-GAAP Free Cash Flow
Nine Month Periods Ended June 30,
(In thousands)
	2024	2023
Net cash provided by operating activities	$(1,117)	$2,606
Acquisition of property and equipment	(58)	(104)
Non-GAAP free cash flow	$(1,175)	$2,502

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GEE GROUP INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Amounts in thousands, except basic and diluted earnings per share)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023

NET REVENUES:
Contract staffing services	$26,169	$32,980	$79,340	$102,357
Direct hire placement services	3,287	5,191	8,797	15,821
NET REVENUES	29,456	38,171	88,137	118,178

Cost of contract services	19,861	24,518	60,039	76,918
GROSS PROFIT	9,595	13,653	28,098	41,260

Selling, general and administrative expenses	10,203	11,753	30,815	36,266
Depreciation expense	74	96	235	295
Amortization of intangible assets	720	720	2,159	2,159
Intangible assets impairment charges	5,209	-	5,209	-
Goodwill impairment charges	15,285	-	15,285	-
INCOME (LOSS) FROM OPERATIONS	(21,896)	1,084	(25,605)	2,540
Interest expense	(115)	(119)	(253)	(265)
Interest income	179	159	548	292
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(21,832)	1,124	(25,310)	2,567
Provision for income tax expense (benefit)	(2,546)	(6,752)	(3,461)	(6,621)
NET INCOME (LOSS)	$(19,286)	$7,876	$(21,849)	$9,188

BASIC EARNINGS (LOSS) PER SHARE	$(0.18)	$0.07	$(0.20)	$0.08
DILUTED EARNINGS (LOSS) PER SHARE	$(0.18)	$0.07	$(0.20)	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	108,772	114,250	109,150	114,384
DILUTED	108,772	114,984	109,150	115,145

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GEE GROUP INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(Amounts in thousands)

	June 30, 2024	September 30, 2023
ASSETS
CURRENT ASSETS:
Cash	$19,595	$22,471
Accounts receivable, less allowances ($578 and $562, respectively)	14,628	18,451
Prepaid expenses and other current assets	1,252	847
Total current assets	35,475	41,769
Property and equipment, net	661	846
Goodwill	46,008	61,293
Intangible assets, net	1,038	8,406
Deferred tax assets, net	10,525	7,064
Operating lease right-of-use assets	2,786	3,637
Other long-term assets	391	596
TOTAL ASSETS	$96,884	$123,611

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,366	$2,762
Accrued compensation	3,871	5,464
Current operating lease liabilities	1,226	1,475
Other current liabilities	1,148	1,778
Total current liabilities	8,611	11,479
Noncurrent operating lease liabilities	1,802	2,470
Other long-term liabilities	135	361
Total liabilities	$10,548	$14,310

Commitments and contingencies (Note 12)

SHAREHOLDERS' EQUITY:
Common stock, no par value; authorized - 200,000 shares; 114,900 shares issued and 108,772 shares outstanding at June 30, 2024, and 114,900 shares issued and 111,489 shares outstanding at September 30, 2023	113,374	112,915
Accumulated deficit	(23,479)	(1,630)
Treasury stock, at cost - 6,128 shares at June 30, 2024 and 3,411 shares at September 30, 2023	(3,559)	(1,984)
Total shareholders' equity	86,336	109,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$96,884	$123,611

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. These forward-looking statements include without limitation information relating to our intended share repurchases, the amount and timing of share repurchases, the possibility that the share repurchase program may be discontinued or suspended, anticipated cash flow generation and expected shareholder benefits. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental and may continue to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which was exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

SOURCE: GEE Group Inc.

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